Exh. 10.17 - Vicis Secured Note dated June 1, 2006 for $50,000

                         MEDICAL MEDIA TELEVISION, INC.


                             SECURED PROMISSORY NOTE

                                                                    June 1, 2006
                                                                      $50,000.00

                        Maturity Date: December 31, 2006

         MEDICAL MEDIA TELEVISION, INC., a Florida corporation (the "Company"), for value received, hereby promises to pay to Vicis Capital Master Fund, LLC (the "Holder") on or before the 31st day of December, 2006 (the "Maturity Date"), the principal sum of FIFTY THOUSAND DOLLARS ($50,000.00) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay simple interest on said principal sum at the rate of eighteen percent (18%) per annum, compounded annually, from the date hereof through the Maturity Date. Interest on the principal balance of this Secured Promissory Note ("Note") shall be payable on the Maturity Date.

         1. Registered Owner. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary.

         2. Security. The payment of the principal and interest due under this Note will be secured by all accounts receivable due from Butler Animal Health Supply after June 1, 2006, or any other money due the Company from any and all other sources (the "Security").

         3. Prepayment. This Note may be prepaid in whole or in part at any time, with prepayment penalty due of $5,492.25.

         4. Default of Payment and Use of Security as Payment. If the Company should (i) default on any interest, principal or other similar payment due to any source, or (ii) fail to pay the principal amount plus accrued interest at the Maturity Date of the Note, the Security will be substituted as the form of payment, and the Company shall:

            a) immediately as of such date notify Butler Animal Health Supply in writing, with a copy to the Holder, that all funds in payment of Butler Animal Health Supply's accounts receivable with the Company shall be made payable to and mailed directly to the Holder, with a copy to the Company, until the full amount due under this Note plus all accrued interest has been fully paid.
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         5. Applicable Law. This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida.

         6. Notices. Any notice required or permitted to be given pursuant to this Note shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or telecopier as follows:

                           If to the Holder:

                           Vicis Capital Master Fund
                           c/o Vicis Capital, LLC
                           Attn:  Shad Stastney, Managing Partner
                           Tower 56, Suite 700
                           126 E. 56th Street
                           New York, NY  10022
                           Phone:  (212) 909-4600
                           Fax:    (212) 909-4601
                           Email:  sstastney@viciscapital.com


                           If to the Company:

                           Medical Media Television, Inc.
                           Attn:  Philip M. Cohen, President/CEO
                           8406 Benjamin Road, Suite C
                           Tampa, FL  33634
                           Phone:  (813) 888-7330
                           Fax:    (813) 888-7375
                           Email:  pcohen@medicalmediatv.com

or at such other address as the Holder or the Company shall designate by notice to the other given in accordance with this Section.

         7. Miscellaneous. This Note constitutes the rights and obligations of the Holder and the Company. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any modification is sought.

         The Company shall not take any action that would impair the rights and privileges of the Holder herein or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times act in good faith to assist in carrying out the provisions of this Note.


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         The  waiver by the  Holder of a breach  of any  provision  of this Note shall not operate or be construed as a waiver of any subsequent breach.

         If any provision, or part thereof, of this Note shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provisions of this Note and this Note shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

         In no event shall the rate of interest payable hereunder exceed the maximum rate permitted by applicable law.

         No provision of this Note shall alter or impair the absolute and unconditional obligation of the Company to pay the principal of, and interest on, this Note in accordance with the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.


                              MEDICAL MEDIA TELEVISION, INC.


                              By:  /s/ Philip M. Cohen
                                   ---------------------------------------
                                    Philip M. Cohen
                                    President/CEO


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